UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 8, 2000

                         APPLIED DIGITAL SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Missouri

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                 (State or other jurisdiction of incorporation)

                                    000-26020

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                            (Commission File Number)

                                   43-1641533

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                        (IRS Employer Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480
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           (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code: 561-366-4800

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On September 8, 2000 (the "Effective Time"), Applied Digital Solutions, Inc., a Missouri corporation (the "Registrant"), completed its acquisition of Destron Fearing Corporation ("Destron"), through a merger (the "Merger") of Digital Angel.net Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, with and into Destron pursuant to an Agreement and Plan of Merger dated as of April 24, 2000, as amended, among the Registrant, Digital Angel.net Inc. and Destron (the "Merger Agreement"). As a result of the Merger, Destron is a wholly-owned subsidiary of the Registrant and has been renamed "Digital Angel.net Inc." The transaction was negotiated on an arm's length basis, was treated as a tax-free reorganization for federal income tax purposes and will be accounted for under the purchase method of accounting.

     In connection with the Merger, each outstanding share of Destron common stock was exchanged for 1.5 shares of the Registrant's common stock. Fractional shares of the Registrant's common stock were not issued in the Merger and holders of Destron common stock otherwise entitled to a fractional share of the Registrant's common stock will receive an amount of cash equal to the same fraction of the average price of a whole share of the Registrant's common stock. The "average price" is the average price per share of the daily closing price of the Registrant's common stock as quoted on The Nasdaq National Market during the 20 consecutive trading days preceding the fifth trading day immediately preceding the closing date for the Merger. In addition, at the Effective Time, outstanding options and warrants to purchase shares of Destron common stock (the "Destron Options and Warrants") were converted into a right to purchase that same number of shares of the Registrant's common stock as the holder would have been entitled to receive had they exercised such options prior to the Effective Time and participated in the Merger. Accordingly, pursuant to the Merger, the Registrant issued 20,500,917 shares of its common stock in exchange for all the outstanding common stock of Destron and will issue up to 2,706,412 shares of its common stock upon the exercise of the former Destron Options and Warrants. The Registrant filed a registration statement on Form S-4 covering the Registrant's common stock issued in connection with the Merger, which was effective at the Effective Time, and the Registrant filed a registration statement to cover its common stock to be issued upon the exercise of the former Destron Options and will file a registration statement to cover its common stock to be issued upon the exercise of the former Destron Warrants.

     The assets of Destron and its subsidiary acquired in connection with the Merger included all right, title and interest of Destron and its subsidiary in and to (i) all real property, buildings and improvements leased or used by Destron and its subsidiary, (ii) fixed assets owned, leased or otherwise used by Destron and its subsidiary, including equipment, (iii) inventory, and (iv) contracts, agreements and leases of personal property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operations of the business of Destron and its subsidiary.

     Destron has been in the animal identification business since 1945. For over 50 years, Destron has developed, manufactured and marketed a broad range of individual animal identification products. Destron owned patents worldwide in microchip technology and is a leader in the world evolution of radio frequency animal identification.

     Under the Merger  Agreement,  Randolph  K.  Geissler,  the Chief  Executive
Officer and President of Destron, and James P. Santelli, the Chief Financial Officer of Destron, entered into two-year and one-year employment agreements, respectively, with Digital Angel.net Inc. and will continue in its ongoing management following the closing of the Merger.

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     In connection with the Merger, the Registrant's Second Restated Articles of
Incorporation was amended to increase the number of shares of the Registrant's capital stock authorized for issuance from 85,000,000 to 250,000,000 shares.

     The foregoing is a summary of certain information contained in the Merger Agreement. Reference is made to the more detailed information contained in such agreement. The Merger is more fully described in the Registrant's Current Report on Form 8-K filed by the Registrant with the SEC on May 1, 2000 and Registration Statement on Form S-4 (Registration No. 333-38420) effective June 27, 2000. The Registrant's common stock currently trades on the Nasdaq National Market under the symbol "ADSX."

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired:

     The financial statements of Destron as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999 and the report of Arthur Andersen LLP, independent public accountants, have been previously reported in, and are incorporated herein by reference to, the Registration Statement on Form S-4 (Registration No. 333-38420) as filed by the Registrant with the SEC on June 2, 2000. The financial statements of Destron as of June 30, 2000 and for the three and nine months ended June 30, 2000 are incorporated herein by reference to Destron's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the SEC on August 10, 2000.

(b)  Pro forma financial information

     Pro forma financial information is attached as Exhibit 99.1 hereto.

(c)  Consent

     Consent of  independent  public  accountants  is attached  as Exhibit  99.2 hereto.

(d)  Exhibits

     99.1   Pro forma financial information

     99.2   Consent of Independent Public Accountants

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APPLIED DIGITAL SOLUTIONS, INC.
                                        (Registrant)


Date:     September  20, 2000           /s/ David A. Loppert
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                                        Vice President, Chief Financial Officer

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